Exhibit 99.1

Sapient Reports Third Quarter 2008 Results

Service Revenues Up 25% Year-Over-Year and Up 7% Sequentially

Non-GAAP Operating Margin 14.7% of Service Revenues

BOSTON--(BUSINESS WIRE)--November 6, 2008--Sapient (NASDAQ: SAPE) today reported the following financial results for the third quarter ended September 30, 2008:

  Service revenues were $177.7 million, an increase of 25% from $141.6 million in the third quarter of 2007 and a 7% sequential increase from $165.8 million in the second quarter of 2008.
  GAAP income from operations was $20.7 million, or 11.6% of service revenues, more than three times the $6.6 million reported in the third quarter of 2007. Sequentially, GAAP income from operations in the third quarter of 2008 was up $8.5 million from $12.2 million in the second quarter of 2008.
  Non-GAAP income from operations (excluding stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, and expense relating to the stock-based compensation review and restatement) was $26.1 million, or 14.7% of service revenues. This compares to non-GAAP income from operations of $12.5 million, or 8.8% of service revenues, in the third quarter of 2007 and $17.3 million, or 10.4% of service revenues, in the second quarter of 2008.
  GAAP diluted net income per share was $0.14, compared to $0.03 in the third quarter of 2007 and $0.09 in the second quarter of 2008.
  Non-GAAP diluted net income per share was $0.18, compared to $0.08 in the third quarter of 2007 and $0.13 in the second quarter of 2008.

“I am particularly pleased with this quarter’s operating performance which is further evidence clients continue to value our highly differentiated services,” said Sapient President and Chief Executive Officer Alan J. Herrick. “While the global economic environment is challenging to all companies, we believe we are well positioned with capabilities that are extremely relevant to our clients. We remain committed to our long-term strategy and diligent toward our goal of continually improving operating performance.”

The Company generated cash from operations of $33.2 million in the third quarter of 2008, compared to $38.7 million in the third quarter of 2007 and $22.0 million in the second quarter of 2008. Days sales outstanding was 60 days for the third quarter of 2008, improved from 63 days for the second quarter of 2008 and 62 days for the third quarter of 2007.

Outlook

Sapient management provided the following guidance:

  For the fourth quarter ending December 31, 2008, service revenues are expected to be relatively flat with the third quarter, plus or minus 3%, on a constant currency basis. Taking into consideration the significant currency movement thus far in the fourth quarter and assuming stable rates through the end of the quarter, service revenues are expected to be in the range of $164 million to $174 million.
  Fourth quarter non-GAAP operating margin is expected to be in the range of 10% to 13%.
  Service revenues for the full year 2008 are expected to be in the range of $662 million to $672 million, consistent with prior guidance adjusted for currency fluctuations.
  Non-GAAP operating margin for the full year 2008 is expected to be in excess of 10%, consistent with prior guidance.

Webcast and Conference Call

Sapient will host a discussion of its third quarter results at 4:30 p.m. (EST) today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.: (888) 713-4215

International: (617) 213-4867

Passcode: 24203733

Please use the following link to pre-register for the conference call:

https://www.theconferencingservice.com/prereg/key.pro cess?key=PF8QEP3N7 (Due to the length of this URL, it may be necessary to copy and paste it into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

Please use the following link to access the live webcast of this event as well as an archive of the webcast:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDe tails&c=65979&eventID=1990268 (Due to the length of this URL, it may be necessary to copy and paste it into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

The link to the webcast will also be posted at:

http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from November 6th at 6:30 p.m. (EST) through November 20th at 11:59 p.m. (EST). The replay information is as follows:

U.S.: (888) 286-8010

International: (617) 801-6888

Passcode: 56598243

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the Company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the Company’s business and evaluating its performance. The Company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets and expense relating to the stock-based compensation review and restatement. However, because the Company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures may not necessarily be comparable to GAAP or similarly described non-GAAP measures reported by other companies within the Company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for future periods and the expectation of future investments in the Company’s business – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the Company’s services; the Company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, continue to attract and retain high-quality employees and other risk factors set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient, a global services firm, operates two groups—Sapient Interactive and Sapient Consulting—that help clients compete, evolve and grow in an increasingly complex marketplace. Sapient Interactive provides brand and marketing strategy, award-winning creative work, web design and development and emerging media expertise. Sapient Consulting provides business and IT strategy, process and systems design, package implementation and custom development, as well as outsourcing services such as testing, maintenance and support.

Sapient’s passion for client success—evidenced by its ability to foster collaboration, drive innovation and solve challenging problems—is the subject of case studies on leadership and organizational behavior used by MBA students at both Harvard and Yale. Leading clients, including BP, Essent Energie, Hilton International, Janus, Sony Electronics and Verizon, rely on the company’s unique approach to drive growth and market momentum. Headquartered in Boston, Sapient operates across North America, Europe and India. For more information, please visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

	(in thousands, except per share amounts)
Revenues:
Service revenues	$177,671	$141,590	$497,728	$391,479
Reimbursable expenses	6,449	4,825	17,250	13,850
Total gross revenues	184,120	146,415	514,978	405,329
Operating expenses:
Project personnel expenses	114,031	96,694	331,612	267,681
Reimbursable expenses	6,449	4,825	17,250	13,850
Total project personnel expenses and reimbursable expenses	120,480	101,519	348,862	281,531
Selling and marketing expenses	8,659	8,664	30,010	24,413
General and administrative expenses	33,462	29,223	95,658	90,168
Restructuring and other related charges (benefits)	92	(35)	99	(204)
Amortization of purchased intangible assets	732	487	1,692	1,552
Total operating expenses	163,425	139,858	476,321	397,460

Income from operations	20,695	6,557	38,657	7,869

Interest and other income, net	1,450	1,596	5,804	4,115

Income before income taxes	22,145	8,153	44,461	11,984

Provision for income taxes	4,078	3,732	7,704	5,941

Net income	$18,067	$4,421	$36,757	$6,043

Basic net income per share	$0.14	$0.04	$0.29	$0.05
Diluted net income per share	$0.14	$0.03	$0.28	$0.05

Weighted average common shares	125,835	124,875	125,803	123,895
Weighted average dilutive common share equivalents	4,278	3,439	3,432	3,728
Weighted average common shares and dilutive common share
equivalents	130,113	128,314	129,235	127,623
Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	September 30, 2008	December 31, 2007
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$135,112	$118,697
Marketable securities, current portion	14,636	57,667
Restricted cash, current portion	386	458
Accounts receivable, less allowance for doubtful accounts	97,933	82,413
Unbilled revenues	47,730	33,403
Prepaid expenses and other current assets	23,919	22,720
Total current assets	319,716	315,358

Marketable securities, net of current portion	18,335	-
Restricted cash, net of current portion	2,170	1,294
Property and equipment, net	34,450	34,914
Purchased intangible assets, net	12,214	5,512
Goodwill	57,604	40,544
Other assets	10,442	9,982

Total assets	$454,931	$407,604

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,730	$7,264
Accrued compensation	54,874	54,203
Accrued restructuring costs, current portion	3,269	3,584
Deferred revenues, current portion	16,298	13,701
Other current liabilities	53,372	47,405
Total current liabilities	137,543	126,157
Accrued restructuring costs, net of current portion	5,424	7,689
Deferred revenues, net of current portion	362	577
Other long-term liabilities	18,232	12,332
Total liabilities	161,561	146,755

Redeemable common stock	-	290

Stockholders' equity	293,370	260,559

Total liabilities, redeemable common stock and stockholders’ equity	$454,931	$407,604
Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

	(in thousands)

Cash flows from operating activities:
Net income	$18,067	$4,421	$36,757	$6,043
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss recognized on disposition of fixed assets	14	51	104	85
Unrealized loss on financial instruments	894	-	956	-
Depreciation and amortization expense	5,282	4,709	14,906	12,404
Deferred income taxes	664	1,286	129	1,707
Provision for (recovery of) allowance for doubtful accounts, net	448	(153)	108	(182)
Stock-based compensation expense (non-cash portion)	4,448	4,448	13,337	13,303
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	(3,751)	20,226	(9,776)	(6,285)
Unbilled revenues	(5,229)	(1,235)	(15,747)	(2,132)
Prepaid expenses and other current assets	(3,422)	889	(3,603)	(3,830)
Other assets	(282)	(378)	(469)	60
Accounts payable	(633)	(4,766)	1,876	(5,510)
Accrued compensation	7,739	8,017	(1,427)	8,640
Accrued restructuring costs	(844)	(1,089)	(2,590)	(3,467)
Deferred revenues	4,061	(1,869)	3,093	2,497
Other accrued liabilities	5,480	3,489	7,994	(682)
Other long-term liabilities	294	632	2,714	3,886

Net cash provided by operating activities	33,230	38,678	48,362	26,537
Cash flows from investing activities:
Cash paid for acquisition, including transaction costs, net of cash received	(22,409)	-	(23,517)	(883)
Cash received for sale of discontinued operations, net, and payment to minority stockholders
	-	-	720	436
Purchases of property and equipment and cost of internally developed software	(2,639)	(4,769)	(14,130)	(14,971)
Sales and maturities of marketable securities	3,519	24,100	43,564	78,742
Purchases of marketable securities	-	(6,022)	(8,330)	(58,818)
Designated cash equivalent to short-term investment	(11,626)	-	(11,626)	-
Change in restricted cash	(196)	306	(904)	353

Net cash (used in) provided by investing activities	(33,351)	13,615	(14,223)	4,859
Cash flows from financing activities:
Principal payments under capital lease obligation	(15)	(18)	(55)	(85)
Acquisition of bank loan	1,364	-	1,364	-
Repayment of bank loan	(1,364)	-	(1,364)	-
Proceeds from stock option and purchase plans	4,319	3,447	6,095	6,008
Repurchases of common stock	-	(3,776)	(9,902)	(3,776)

Net cash provided by (used in) financing activities	4,304	(347)	(3,862)	2,147
Effect of exchange rate changes on cash and cash equivalents	(9,296)	2,417	(13,862)	5,229

(Decrease) increase in cash and cash equivalents	(5,113)	54,363	16,415	38,772
Cash and cash equivalents, at beginning of period	140,225	59,431	118,697	75,022
Cash and cash equivalents, at end of period	$135,112	$113,794	$135,112	$113,794

Supplemental Cash Flow Information:
Non-cash investing transaction:
Issuance of common stock for acquisition	$2,254	$-	$2,254	$-
Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

	(in thousands, except per share amounts)

Service revenues	$177,671	$141,590	$497,728	$391,479

GAAP income from operations	$20,695	$6,557	$38,657	$7,869
Stock-based compensation review and restatement expenses	67	485	924	7,063
Stock-based compensation expense	4,489	4,973	13,420	13,828
Restructuring and other related charges (benefits)	92	(35)	99	(204)
Amortization of purchased intangible assets	732	487	1,692	1,552
Non-GAAP income from operations	$26,075	$12,467	$54,792	$30,108

GAAP operating margin	11.6%	4.6%	7.8%	2.0%
Effect of adjustments detailed above	3.1%	4.2%	3.2%	5.7%
Non-GAAP operating margin	14.7%	8.8%	11.0%	7.7%

GAAP net income	$18,067	$4,421	$36,757	$6,043
Stock-based compensation review and restatement expenses	67	485	924	7,109
Stock-based compensation expense	4,489	4,973	13,420	13,828
Restructuring and other related charges (benefits)	92	(35)	99	(204)
Amortization of purchased intangible assets	732	487	1,692	1,552
Non-GAAP net income	$23,447	$10,331	$52,892	$28,328

GAAP basic income per share	$0.14	$0.04	$0.29	$0.05
Effect of adjustments detailed above	0.05	0.04	0.13	0.18
Non-GAAP basic income per share	$0.19	$0.08	$0.42	$0.23

GAAP weighted average common shares	125,835	124,875	125,803	123,895
Non-GAAP weighted average common shares	125,835	124,875	125,803	123,895

GAAP diluted income per share	$0.14	$0.03	$0.28	$0.05
Effect of adjustments noted above and change in dilution noted below	0.04	0.05	0.13	0.17
Non-GAAP diluted income per share	$0.18	$0.08	$0.41	$0.22

GAAP weighted average common shares and dilutive common share equivalents	130,113	128,314	129,235	127,623
Non-GAAP weighted average common shares and dilutive common share equivalents	130,113	128,314	129,235	127,623

CONTACT:
Sapient
Investor Relations Contact:
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Gail Scibelli, +1-305-581-0095
gscibelli@sapient.com
or
fama PR
Media Contact:
Ed Harrison, +1-617-758-4144
sapient@famapr.com